CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                         * * * * * * * * * * * * * * * *


PRS SUB VI INC., a corporation organized and existing under and by virtue of the "New Jersey Business Corporation Act", as amended (the "Law"), DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of PRS SUB VI INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Third Article thereof so that, as amended, said Article shall be and read as follows:

                           (3) The aggregate number of shares which the corporation shall have the authority to issue is 100 Million shares each of which shall have $.001 par value.

                    SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with N.J.S.A. 14A:9-2(4) of the Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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         THIRD: That at a meeting of the Board of Directors of PRS SUB VI INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                    (1) The name of the corporation is Donini, Inc.

         FOURTH: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with N.J.S.A. 14A:9-2(4) of the Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         FIFTH: That said amendments were duly adopted in accordance with the provisions of the Law on January 19, 2001 with 9,073,966 shares voting in favor of the amendment and none voting against the amendment.

         IN WITNESS WHEREOF, said PRS SUB VI INC., has caused this certificate to be signed by John B. Frohling, its President, pursuant to the Law and attested by Linda Pellegrino, its Secretary, this 19th day of January, 2001.

                                      By: /s/ John B. Frohling
                                          --------------------
                                          President

ATTEST:

By: /s/ Linda T. Pellegrino
    -----------------------
    Secretary